Exhibit (8)(l)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT AGREEMENT is made as of this 30th day of September, 2011, by and among Neuberger Berman Advisers Management Trust, Neuberger Berman Management, LLC (formerly known as Neuberger Berman Management Inc.), Great-West Life & Annuity Insurance Company and First Great-West Life & Annuity Insurance Company (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Fund Participation Agreement dated March 1, 2005, (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add additional portfolio investment options to the Account; and

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

WHEREAS, the Parties desire to add additional Accounts to the Agreement; and

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

2.	Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto; and

3.	All other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 30th day of September, 2011.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Susan Gile
Name: Susan Gile
Title: V.P., Individual Markets
Date: 10/4/11

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

By its authorized officer,

By:	/s/ Brian Kerrane
Name: Brian Kerrane
Title: Vice President
Date: September 30, 2011

NEUBERGER BERMAN MANAGEMENT, LLC

By its authorized officer,

By:	/s/ Brian Kerrane
Name: Brian Kerrane
Title: Vice President
Date: September 30, 2011

SCHEDULE A

Authorized Funds

Any Portfolios which are available and open to new investors on or after the effective date of this Agreement.

SCHEDULE B

Separate Accounts

Name of Separate Accounts

Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

First Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account